UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 300 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 22, 2020, management of Document Security Systems, Inc. (the “Company”) announced that it had committed to a restructuring plan to further reduce its operating expenses in response to the economic challenges and uncertainty resulting from the COVID-19 pandemic and its potential permanent impact on the Company’s plastics business. As part of this restructuring, the management of the Company has decided to exit its plastic printing business line, which it operates under Plastic Printing Professionals, Inc. (“DSS Plastics”), a wholly-owned subsidiary of the Company, and to fully impair its goodwill related to DSS Plastics. The Company expects the exit of this business line to be completed during fiscal 2020.

Although the Company is departing this business line, the Company is currently arranging for the continued servicing of DSS Plastic’s customers through a potential asset sale and servicing agreement with another plastic printing industry leader. Final terms of that potential sale and transfer are being negotiated. In addition, the Company has initiated efforts to sub-lease the DSS Plastics property, which has approximately 3.5 years remaining on the lease term at an estimated annual lease cost of $240,000 per year.

In connection with the closing of this business line, the Company estimates that it will incur approximately $250,000 of costs, including approximately $100,000 in cash payments associated with the liquidation of inventory, lease related costs and employee-related severance expenses. Further and as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, the impact to the Company’s first quarter earnings of the goodwill impairment was approximately $685,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: May 29, 2020	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	Chief Executive Officer and Interim Chief Financial Officer